EXECUTION VERSION

Exhibit 10.1

First AMENDMENT to credit agreement

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (together with the Exhibit attached hereto and incorporated herein by reference, this “Amendment”), dated as of June 23, 2023 (the “Effective Date”), amends that certain Credit Agreement, dated as of July 29, 2021, by and among, Flywire Corporation, a Delaware corporation (the “Borrower”), the other loan parties party thereto, the lenders party thereto, the issuing banks party thereto and CITIBANK N.A., as administrative agent (in such capacity, the “Administrative Agent”) (such agreement, as amended, restated, amended and restated, supplemented, renewed or otherwise modified from time to time prior to the date hereof, the “Existing Agreement”, and the Existing Agreement, as amended, supplemented, renewed, reaffirmed, ratified or otherwise modified by this Amendment, the “Amended Agreement” and together with each Existing Document which is amended or otherwise modified by this Amendment, the “Amended Documents”). Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Exhibit attached hereto or the Existing Documents, as applicable.

RECITALS:

WHEREAS, certain loans or other extensions of credit under the Existing Agreement and/or other Existing Documents bear or are permitted to bear interest, or incur or are permitted to incur fees, commissions or other amounts, based on the London Interbank Offered Rate for U.S. Dollars (“LIBOR”) in accordance with the terms of the Existing Agreement and/or the other Existing Documents;

WHEREAS, a benchmark transition event (or other analogous or similar event) or an early opt-in election (or other analogous or similar election) has occurred with respect to LIBOR and LIBOR has or will be replaced with Adjusted Term SOFR as an alternative benchmark rate for purposes of the Existing Agreement and the other Existing Documents for settings of benchmark rates that occur on or after the Transition Date (as defined in the Exhibit hereto) in accordance with the benchmark replacement provisions set forth in any applicable Existing Document, and pursuant thereto the Administrative Agent is exercising its right to make certain benchmark replacement conforming changes in connection with the implementation of the applicable benchmark replacement as set forth herein; and

WHEREAS, the amendments and modifications set forth in this Amendment constitute benchmark replacement conforming changes (or other similar conforming changes) for purposes of the Existing Agreement and the other Existing Documents;

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the following shall be effective:

Article I.
Amendment. Notwithstanding anything to the contrary contained in the Existing Agreement or in any other Existing Document, the Existing Agreement and each other applicable Existing Document are each hereby amended and modified to give effect to the definitions and provisions set forth on the Exhibit hereto on and as of the Effective Date.
Article II.
Notice. To the extent that the Administrative Agent is required (pursuant to any Existing Document or otherwise) to provide notice to the Borrower, any Lender or any other party to the Existing Agreement of (i) a benchmark transition event (or other analogous or similar event) or an early opt-in election (or other analogous or similar election) with respect to LIBOR, (ii) a benchmark replacement date (or other analogous or similar date), (iii) the implementation of Adjusted Term SOFR as a benchmark

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replacement (or other analogous or similar term) or (iv) any benchmark replacement conforming changes (or other similar conforming changes) in connection with the adoption and implementation of Adjusted Term SOFR or the use and administration thereof, this Amendment shall constitute such notice.
Article III.
Miscellaneous.
Section 3.01
Survival. Except as expressly provided in this Amendment, all of the terms, provisions, covenants, agreements, representations and warranties and conditions of the Existing Agreement and the other Existing Documents shall be and remain in full force and effect as written, unmodified hereby. In the event of any conflict between the terms, provisions, covenants, representations and warranties and conditions of this Amendment, on the one hand, and the Existing Agreement or any other applicable Existing Document, on the other hand, this Amendment shall control.
Section 3.02
Severability. Any term or provision of this Amendment that is invalid, illegal or unenforceable in any jurisdiction shall, solely as to that jurisdiction, be ineffective solely to the extent of such invalidity, illegality or unenforceability without rendering invalid, illegal or unenforceable the remaining terms and provisions of this Amendment or affecting the validity, legality or enforceability of any of the terms or provisions of this Amendment in any other jurisdiction. If any provision of this Amendment is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.
Section 3.03
Governing Law. This Amendment and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the jurisdiction that governs the Existing Agreement in accordance with the terms thereof.
Section 3.04
Entire Agreement. This Amendment, the Existing Agreement (as amended hereby) and the other applicable Existing Documents (as amended hereby) constitute the entire agreement among the parties to the Existing Agreement and such other applicable Existing Document with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and verbal, among such parties or any of them with respect to the subject matter hereof. Any exhibits or annexes attached hereto (including, without limitation, the Exhibit) are hereby incorporated herein by reference and made a part hereof.
Section 3.05
Binding Effect, Beneficiaries. This Amendment shall be binding upon and inure to the benefit of the parties to the Existing Agreement and each other applicable Existing Document and their respective heirs, executors, administrators, successors, legal representatives and assigns, and no other party shall derive any rights or benefits herefrom.
Section 3.06
Construction. This Amendment shall be construed without regard to any presumption or other rule requiring construction against the party drafting this Amendment.
Section 3.07
Notices. All notices relating to this Amendment shall be delivered in the manner and subject to the provisions set forth in the Existing Agreement.
Section 3.08
Electronic Execution. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided

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for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 3.09
Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.
Section 3.10
Reference to and Effect on the Existing Agreement and the Other Existing Documents. On and after the Effective Date, each reference in any Existing Document to such Existing Document and the use therein of “hereunder”, “herein” or words of like import referring to such Existing Document, and each reference in the other Existing Documents to another Existing Document and the use therein of “thereunder”, “thereof” or words of like import referring to such Existing Document, shall, in each case, mean and be a reference to such Existing Document as amended by this Amendment. Except as specifically amended by this Amendment, the Existing Agreement and the other Existing Documents shall remain in full force and effect (with the same priority, as applicable) and are hereby ratified and confirmed and this Amendment shall not be considered a novation. The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent, any Lender or any other party under, the Amended Agreement, any of the other Amended Documents or otherwise. This Amendment shall be deemed to be a “Loan Document”, “Credit Document”, “Transaction Document”, “Financing Agreement” or “Related Document” (or other analogous or similar defined term) for purposes of the Amended Agreement and the other Amended Documents.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officer(s) as of the day and year first above written.

CITIBANK, N.A., as Administrative Agent

By: /s/ Stephanie Epkins

Name: Stephanie Epkins

Title: Director

[Signature Page to First Amendment to Credit Agreement]

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BORROWER:

FLYWIRE CORPORATION, a Delaware corporation

By: /s/ Peter Butterfield

Name: Peter Butterfield

Title: General Counsel & Chief Compliance

Officer

[Signature Page to First Amendment to Credit Agreement]

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EXHIBIT TO AMENDMENT
OPERATIVE TERMS FOR LIBOR REPLACEMENT WITH TERM SOFR

Notwithstanding anything to the contrary contained in the Existing Agreement or in any other Existing Document, the Existing Agreement and, solely to the extent applicable, each other Existing Document are each hereby amended and modified to give effect to the provisions set forth on this Exhibit.

Article IV.
Discontinuance of LIBOR Referencing Credit Extensions.
Section 4.01
LIBOR Credit Extensions. Notwithstanding any provision of the Existing Agreement or any other Existing Document to the contrary, from and after the Transition Date, whether or not LIBOR is operational, reported, representative or otherwise available in the market as of such date, subject to Section 1.04 of this Exhibit: (a) no LIBOR Credit Extension shall be available, requested or made thereunder, (b) any request to continue or convert an existing Credit Extension to a LIBOR Credit Extension shall be ineffective and (c) any request for a new LIBOR Credit Extension, or to continue an existing LIBOR Credit Extension as a LIBOR Credit Extension, shall be ineffective.
Section 4.02
LIBOR Related Definitions and Provisions. Notwithstanding any provision of the Existing Agreement or any other Existing Document to the contrary, subject to the provisions of Sections 1.01, 1.03, 1.04 and 2.02 of this Exhibit, from and after the Transition Date, (a) the LIBOR Related Definitions shall be deemed deleted from the Existing Agreement and each other applicable Existing Document and of no further force or effect, and (b) the LIBOR Related Provisions (other than LIBOR Related Provisions of the type described in clause (b)(v) of the definition thereof) shall be deemed to be amended or modified, as applicable, such that any such LIBOR Related Provision shall no longer refer to or have effect as it relates to (i) LIBOR, (ii) any LIBOR Related Definition, (iii) any LIBOR Referencing Credit Extension, (iv) any other LIBOR Related Provision, or (v) dates, times, activities or other matters relating to London or the United Kingdom to the extent primarily related to the determination, administration or calculation of LIBOR.
Section 4.03
Fees, Costs or Other Amounts. Notwithstanding any provision of the Existing Agreement or any other Existing Document to the contrary, except to the extent otherwise explicitly provided pursuant to the provisions of Article II of this Exhibit, to the extent that any fee, cost, expense, all-in-yield or other amount under the Existing Agreement or any other Existing Document is based upon or calculated with reference to LIBOR, from and after the Transition Date, such fee, cost, expense, all-in-yield or other amount shall be deemed to refer to Adjusted Term SOFR in lieu of LIBOR.
Section 4.04
Prior LIBOR Referencing Credit Extensions. The foregoing provisions of Article I of this Exhibit shall not apply with respect to any (a) LIBOR Credit Extension requested, made or outstanding at any time prior to the Transition Date (and, for the avoidance of doubt, the LIBOR Related Provisions, LIBOR Related Definitions (in each case, solely to the extent relating to such LIBOR Credit Extension), and any related rights or obligations) and (b) any retroactive margin or yield increases available to the Lenders as a result of any inaccuracy in any financial statement or compliance certificate that, if corrected, would have led to the application of a higher interest margin or yield with respect to any LIBOR Referencing Credit Extension or any higher fee for any applicable period, and in each case, the LIBOR Related Definitions and LIBOR Related Provisions (as in effect immediately prior to giving effect to the provisions of this Amendment on the Transition Date) shall continue in effect; provided that, with respect to any such LIBOR Credit Extension described in clause (a), such LIBOR Credit Extension shall only continue in effect in accordance with its terms until the end of the then-current Interest Period for such LIBOR Credit Extension. For the avoidance of doubt, unless the Borrower elects otherwise in accordance with the Amended Documents, at the end of the then-current Interest Period such outstanding LIBOR Credit

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Extension shall be converted and/or continued in accordance with the Amended Documents, and if no such election is made Section 2.03(c) of this Exhibit shall apply.
Article V.
New SOFR Referencing Credit Extensions.
Section 5.01
SOFR Conventions with Respect to Existing Definitions. Notwithstanding any provision of the Existing Agreement or any other Existing Document to the contrary, subject to Sections 2.02 or 2.03 of this Exhibit, the following provisions shall apply for the purposes of the Amended Agreement and each other applicable Amended Document, and the Existing Agreement and each other applicable Existing Document are hereby amended and modified from and after the Transition Date to incorporate such provisions therein:
(a)
Business Days. To the extent that any term or provision of the Existing Agreement or any other Existing Document refers to the term “Business Day”, “Banking Day”, “business day” or other analogous or similar term or provision defining generally the days on which banks are deemed to be open for business, such term or provision shall instead be deemed to require that such day be a U.S. Government Securities Business Day when used in connection with a SOFR Credit Extension, or the component of any other rate (including an Alternate Rate Credit Extension), calculation, administration or determination involving SOFR or Adjusted Term SOFR.
(b)
Interest Payment Dates. To the extent that any provision of the Existing Agreement or any other Existing Document refers to the term “Interest Payment Date” (in the context of the dates on which payments of interest, fees, commissions or other amounts on certain Credit Extensions are to be made) or any other analogous or similar term or provision defining generally the dates on which payments of interest, fees, commissions or other amounts on Credit Extensions are to be made, such term or provision shall be deemed to apply to SOFR Credit Extensions and payments of such interest, fees and commissions on SOFR Credit Extensions shall be paid on the same dates as required with respect to LIBOR Credit Extensions.
(c)
Types of Credit Extension. To the extent that the Existing Agreement or any other Existing Document categorizes Credit Extensions by type of benchmark rate that applies to such Credit Extensions, SOFR Credit Extensions shall constitute a type of Credit Extension, and any such definition shall be deemed to include SOFR Credit Extensions.
Section 5.02
SOFR Referencing Credit Extensions. Notwithstanding any provision of the Existing Agreement or any other Existing Document to the contrary, to the extent that, (a) immediately prior to giving effect to the provisions of Sections 1.01 and 1.02 of this Exhibit, the Existing Agreement or any other Existing Document required or permitted the request, making and maintenance of any type of Credit Extension as a LIBOR Referencing Credit Extension, such type of Credit Extension shall only be available, and may be requested, made and maintained, as a SOFR Referencing Credit Extension from and after the Transition Date, subject to satisfaction of the applicable provisions set forth in Section 2.03 of this Exhibit and the other provisions of the Amended Agreement and any other applicable Amended Document, and (b) any term or provision of the Existing Agreement or any other Existing Document (other than a LIBOR Related Definition) that refers or is applicable to a LIBOR Referencing Credit Extension immediately prior to giving effect to the provisions of this Amendment on the Transition Date shall be deemed to refer to and be applicable to a SOFR Referencing Credit Extension from and after the Transition Date, unless, and to the extent that, such provision is superseded or otherwise modified by this Amendment.
Section 5.03
Provisions Relating to SOFR Referencing Credit Extensions. Notwithstanding any provision of the Existing Agreement or any other Existing Document to the contrary, in addition to any requirements with respect to Credit Extensions generally in the Amended Agreement or any other

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applicable Amended Document, SOFR Referencing Credit Extensions shall be subject to the following provisions from and after the Transition Date:
(a)
Borrowing Notice. Any provision under the Existing Agreement or any other Existing Document that required, immediately prior to giving effect to the provisions of Sections 1.01 and 1.02 of this Exhibit, the Borrower to provide notice to the Administrative Agent of a borrowing of any LIBOR Credit Extension shall be deemed, in each case, to refer to a SOFR Credit Extension in lieu of a LIBOR Credit Extension and all requirements applicable to any such borrowing of a LIBOR Credit Extension shall be deemed to refer and apply to a SOFR Credit Extension. For the avoidance of doubt, with respect to a SOFR Credit Extension, any notice of any borrowing must be received by the Administrative Agent in accordance with the time periods and subject to the requirements (modified solely to apply Adjusted Term SOFR as the benchmark rate) for notice of borrowings set forth in the Existing Documents and applicable to LIBOR Credit Extensions.
(b)
Conversions and Continuations of SOFR Credit Extensions. Any provision under the Existing Agreement or any other Existing Document that required, immediately prior to giving effect to the provisions of Sections 1.01 and 1.02 of this Exhibit, the Borrower to provide notice to the Administrative Agent that the Borrower has elected to convert any Credit Extension that is not a LIBOR Credit Extension into a LIBOR Credit Extension, or continue a LIBOR Credit Extension at the termination of the Interest Period therefor, shall be deemed, in each case, to refer to a SOFR Credit Extension in lieu of a LIBOR Credit Extension and all requirements applicable to any such request or continuation of a LIBOR Credit Extension shall be deemed to refer and apply to a SOFR Credit Extension. For the avoidance of doubt, with respect to any SOFR Credit Extension, any notice of any such conversion or continuation must be received by the Administrative Agent in accordance with the time periods and subject to the requirements (modified solely to apply Adjusted Term SOFR as the benchmark rate) set forth in the Existing Documents and applicable to LIBOR Credit Extensions.
(c)
Failure to Elect. After giving effect to Sections 2.03(a) and (b) of this Exhibit, if the Borrower (x) is required to elect a SOFR Interest Period pursuant to a notice of borrowing, continuation or conversion (y) is required to provide notice to the Administrative Agent that the Borrower has elected to convert any Credit Extension that is not a SOFR Credit Extension into a SOFR Credit Extension, or continue a SOFR Credit Extension at the termination of the SOFR Interest Period therefor or (z) the Borrower otherwise fails to deliver a timely and complete notice for conversion or continuation of a SOFR Credit Extension prior to the end of the SOFR Interest Period therefor, then, upon such event, the application of any automatic Interest Period elections, conversions, repayments or any other result that would have applied to LIBOR Credit Extensions shall be applied mutatis mutandis to SOFR Credit Extensions; provided however, if such LIBOR Credit Extension would have been automatically borrowed, continued or converted in an Interest Period that does not correspond to a SOFR Interest Period, then a one month SOFR Interest Period shall be applied.
(d)
Prepayments of SOFR Credit Extensions. Any provision under the Existing Agreement or any other Existing Document that required, immediately prior to giving effect to the provisions of Sections 1.01 and 1.02 of this Exhibit, the Borrower to provide notice to the Administrative Agent of a prepayment of any LIBOR Credit Extension shall be deemed, in each case, to refer to a SOFR Credit Extension in lieu of such LIBOR Credit Extension. For the avoidance of doubt, with respect to any SOFR Credit Extension, any notice or terms applicable to such prepayment must be received by the Administrative Agent in accordance with the time periods and subject to the requirements (modified solely to apply Adjusted Term SOFR as the benchmark rate) set forth in the Existing Documents and applicable to LIBOR Credit Extensions.

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(e)
Interest Rate for SOFR Credit Extensions. Without limiting the applicability of any provision of the Amended Agreement or any other Amended Document with respect to default rates of interest or stepped-up or increased rates of interest, each SOFR Credit Extension shall bear interest at a rate per annum equal to the sum of (i) Adjusted Term SOFR for the SOFR Interest Period and (ii) the Applicable Margin.
(f)
SOFR Credit Extension Interest Computation. All interest under the Amended Agreement and the Amended Documents on any SOFR Credit Extension shall be computed on a daily basis based, as applicable, upon the outstanding principal, face or other analogous amount of such SOFR Credit Extension as of the applicable date of determination and shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). SOFR, Adjusted Term SOFR or Term SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
(g)
Increased Costs and Regulation D. For the avoidance of doubt, any provision in the Existing Agreement or any other Existing Document that constitutes a requirement for the Borrower to compensate the Lenders for increased cost incurred as a result of a change of law, or any interpretation thereof (including, without limitation, as a result of capital requirements, regulations issued from the Federal Reserve Board from time to time, the Lenders being subject to taxes on its loans or other obligations or the imposition of costs or expenses affecting the loans), or any other analogous or similar yield maintenance provision shall be modified mutatis mutandis to apply to SOFR Credit Extensions.
(h)
Automatic Repayments and Conversions. For the avoidance of doubt, any provision in the Existing Agreement or any other Existing Documents that requires the automatic repayment, prepayment or conversion to another benchmark rate (including a conversion to Alternate Rate Credit Extension) of any LIBOR Credit Extensions upon the happening of certain specified events (including, without limitation, upon an inability to determine rates, Credit Extensions not reflecting the cost to such Lender of funding, illegality, a default or an event of default) shall be modified mutatis mutandis to apply to SOFR Credit Extensions.
(i)
Compensation for Losses. For the avoidance of doubt, any provision in the Existing Agreement or any other Existing Document that requires compensation for certain specified losses of the Lenders (including, without limitation, as a result of payment of principal other than on the last day of an Interest Period, conversion of Credit Extensions other than on the last day of an Interest Period, failure to borrow, convert, continue or prepay on a date specified in a notice delivered in accordance with the terms thereof or assignment of a Credit Extension other than on the last day of an Interest Period) shall be modified mutatis mutandis to apply to SOFR Credit Extensions.
(j)
Minimum Amounts and Limitation on Number of Borrowings. For the avoidance of doubt, any provision in the Existing Agreement or any other Existing Document that applies a minimum aggregate amount or multiples thereof for borrowings or a minimum number of borrowings that may be outstanding at any time to LIBOR Credit Extensions shall be modified mutatis mutandis to apply to SOFR Credit Extensions.
Section 5.04
Disclaimer and Exculpation With Respect to SOFR. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or

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replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any alternative, successor or replacement rate (including any Benchmark Replacement) prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of SOFR, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain SOFR, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case pursuant to the terms of the Amended Agreement, and shall have no liability to the Borrower or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Section 5.05
SOFR Alternate Rate Credit Extensions. If, immediately prior to giving effect to the provisions of this Amendment, any Credit Extension (including an Alternate Rate Credit Extension) uses as a benchmark rate a component of such benchmark rate based on LIBOR, then Adjusted Term SOFR shall apply in lieu of LIBOR for such component, applying the corresponding SOFR Interest Period to the Interest Period that would have applied to such LIBOR component (or if no SOFR Interest Period corresponds to such Interest Period for LIBOR, a one month SOFR Interest Period shall be applied); provided that if such Adjusted Term SOFR component is not available, Adjusted Term SOFR shall not be used when determining the rate for any such component. For the avoidance of doubt, (i) any additional margin, spread or other amount included in the LIBOR component of the interest rate applicable to any such component shall apply to the Adjusted Term SOFR component of the interest rate applicable to any such Credit Extension (including a SOFR Alternate Rate Credit Extension) (in addition to the spread adjustment included in Adjusted Term SOFR) and (ii) except to the extent set forth to the contrary herein, any provisions related to any such component (including an Alternate Rate Credit Extension) (including any margin applicable to the LIBOR component thereof) shall apply to SOFR Alternate Rate Credit Extensions.
Article VI.
Definitions and Construction
Section 6.01
Defined Terms. The Existing Agreement and each other applicable Existing Document (if any) are hereby amended and modified to incorporate the definitions set forth in this Exhibit, mutatis mutandis, to the extent used in any such Existing Document, including as a result of the effectiveness of this Amendment. For the avoidance of doubt, to the extent that the defined terms in this Exhibit conflict with the defined terms used in any Existing Document, the terms of this Exhibit shall control. The following terms shall have the following meanings for purposes of this Amendment, including without limitation the provisions contained in this Exhibit:

“Adjusted Term SOFR” means, with respect to any SOFR Referencing Credit Extension for a SOFR Interest Period, an interest rate per annum equal to the sum of (i) Term SOFR and (ii) the applicable Spread Adjustment; provided, that if Adjusted Term SOFR shall be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Alternate Rate Credit Extension” means a Credit Extension nominally based on a “Base Rate”, “Alternative Base Rate”, “ABR”, “Federal Funds”, “Prime” or “Citi Prime”, “Minimum Interest Rate” or other analogous or similar term generally indicating use of a benchmark rate other than LIBOR, SOFR,

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Term SOFR or Adjusted Term SOFR and which may apply a rate (or a component of a rate) based on LIBOR, SOFR, Term SOFR or Adjusted Term SOFR, as the context requires. For the avoidance of doubt, such Credit Extension, immediately prior to giving effect to the provisions of this Amendment on the Transition Date, was not a LIBOR Credit Extension and after giving effect to the provisions of this Amendment on the Transition Date, will not be a SOFR Credit Extension.

“Applicable Margin” means the applicable margin, rate, spread or other analogous or similar term or concept utilized in the Existing Agreement or any other Existing Document immediately prior to giving effect to the provisions of this Amendment on the Transition Date for calculating, in addition to LIBOR, any rate of interest or other similar amounts with respect to the applicable LIBOR Credit Extensions.

“Conforming Changes” means, with respect to either the use or administration of Adjusted Term SOFR, Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of the alternate rate that applies for an Alternate Rate Credit Extension, the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of any compensation for losses provision and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of the Amended Agreement and the other Amended Documents).

“Credit Extension” means any extension of credit of any type under the Existing Agreement, the Amended Agreement, any other Existing Document or any other Amended Document, whether characterized as a loan, term loan, revolving loan, swingline loan, daylight overdraft loan, bid loan, advance, borrowing, credit extension, letter of credit or other financial accommodation, and whether constituting a new extension of credit or a conversion or continuation of an existing extension of credit.

“Existing Documents” means the Existing Agreement, each “Loan Document”, “Financing Agreement” or “Related Document” (or other analogous or similar defined term) and all other notes, agreements, documents, and instruments executed and delivered in connection with the Existing Agreement and the Credit Extensions thereunder, each as amended, restated, amended or restated, supplemented, renewed or otherwise modified immediately prior to giving effect to this Amendment, including without limitation any note, guarantee, security document, mortgage, deed of trust or certificate; provided, that no derivative, swap agreement, hedge agreement or ISDA confirm (or other analogous or similar term) shall constitute an Existing Document for purposes of this Amendment or the provisions contained in this Amendment.

“Floor” means the benchmark rate floor, if any, provided in the Existing Agreement initially (as of the execution of the Existing Agreement, the modification, amendment or renewal of the Existing Agreement or otherwise) with respect to LIBOR and utilized for calculating any rate of interest, fees, commissions or other amounts with respect to LIBOR Credit Extensions.

“Interest Period” means “Interest Period”, “LIBOR Period” or any other analogous or similar term set forth in the Existing Agreement or any other applicable Existing Document describing the period during

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which a Credit Extension bears interest with reference to a specific setting, tenor, calculation or determination of a benchmark rate.

“LIBOR Credit Extension” means a Credit Extension bearing interest or incurring fees, commissions or other amounts based on LIBOR.

“LIBOR Referencing Credit Extension” means any Alternate Rate Credit Extension (to the extent it applies a rate (or a component of a rate) based on LIBOR in accordance with the Existing Documents) or LIBOR Credit Extension, as the context may require.

“LIBOR Related Definition” means any term defined in the Existing Agreement or any other Existing Document (or any partial definition thereof) as in effect immediately prior to giving effect to the provisions of this Amendment on the Transition Date, however phrased, primarily relating to the determination, administration or calculation of LIBOR, including by way of example applicable terms phrased as “Adjusted LIBO Rate”, “Adjusted LIBOR Rate”, “LIBO Base Rate”, “LIBO Rate”, “LIBOR Rate”, “LIBOR”, “Eurodollar Rate”, “Eurodollar Base Rate”, “Eurocurrency Rate”, “One-Month LIBOR”, “Daily LIBOR”, “Interpolated Rate”, “Screen Rate”, “Eurodollar Reserve Percentage”, “LIBOR Determination Date”, and “LIBOR Reset Date”.

“LIBOR Related Provision” means any term defined in or provision of the Existing Agreement or any other Existing Document as in effect immediately prior to giving effect to the provisions of this Amendment on the Transition Date (other than a LIBOR Related Definition) that refers to or has effect with respect to LIBOR, a LIBOR Related Definition, a LIBOR Referencing Credit Extension or another LIBOR Related Provision (in each case, solely as and to the extent that such term or provision relates to LIBOR, a LIBOR Related Definition, a LIBOR Referencing Credit Extension or another LIBOR Related Provision), including by way of example (a) terms phrased as “Applicable Margin”, “Borrowing”, “Business Day”, “Default Rate”, “Interest Payment Date”, “Interest Period”, “LIBOR Period”, “LIBOR Loan”, “Eurodollar Loan”, “Eurocurrency Loan”, “LIBO Rate Loan”, “Interest Option”, “Reference Banks”, “Reference Rate”, “Index”, “Increment”, “Calculation Period”, “Calculation Time”, “Applicable Rate”, “LIBOR Margin”, “Pricing Grid”, “London Banking Day”, “business day”, “Banking Date”, and “Type”, and (b) provisions addressing (i) interest rate setting, borrowing, conversion, continuation, payment and prepayment mechanics relating to LIBOR Referencing Credit Extensions, (ii) the inability to determine or make credit extensions based on LIBOR, (iii) reimbursement for costs, expenses, breakage, break-funding, compensation for losses or indemnity relating to LIBOR Credit Extension, (iv) availability of LIBOR and (v) exculpation with respect to LIBOR.

“Material Adverse Effect” means (a) “Material Adverse Effect” or any other analogous or similar term, in each case, to the extent so defined in the Existing Agreement or any other Existing Document or otherwise, if not so defined, (b) (i) a material adverse change in, or a material adverse effect on, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Borrower and its subsidiaries taken as a whole; or (ii) a material adverse effect on (A) the ability of the Borrower to perform its obligations under the Amended Documents, (B) the legality, validity, binding effect or enforceability against the Borrower of any Amended Document to which it is a party or (C) the rights, remedies and benefits available to, or conferred upon, the Administrative Agent, the Issuing Banks or the Lenders under any Amended Documents.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of

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Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“SOFR” means a rate equal to the Secured Overnight Financing Rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or any successor administrator of the Secured Overnight Financing Rate).

“SOFR Alternate Rate Credit Extension” means an Alternate Rate Credit Extension which, after the Transition Date, uses Adjusted Term SOFR as a component of the benchmark rate applicable to such Credit Extensions.

“SOFR Credit Extension” means any Credit Extension bearing interest or incurring fees, commissions or other amounts based upon Adjusted Term SOFR, but excluding, for the avoidance of doubt, any Alternate Rate Credit Extension.

“SOFR Interest Period” means, as to any SOFR Credit Extension, the time periods corresponding to the choices for such time periods for Interest Periods under the Existing Documents for LIBOR, but only to the extent such Interest Period is available and recommended by the Relevant Governmental Body with respect to Term SOFR. For avoidance of doubt, and notwithstanding anything contained herein to the contrary, Term SOFR for one (1), three (3), six (6) and twelve (12) month Interest Periods shall be the corresponding tenors available and recommended under the Amended Documents as of the Effective Date and, if and to the extent additional tenors of Term SOFR become available and are recommended by the Relevant Governmental Body after the date hereof and such tenors correspond to the Interest Periods available under the Existing Documents, such Interest Periods shall be deemed to be added as SOFR Interest Periods hereunder. Any additional technical, administrative or operational conventions or limitations included in the definition of Interest Period and applicable to Interest Periods for LIBOR Credit Extensions shall be applicable to SOFR Credit Extensions and are hereby incorporated into this definition of SOFR Interest Period.

“SOFR Referencing Credit Extension” means any Alternate Rate Credit Extension (to the extent it applies a rate (or a component of a rate) based on SOFR, Term SOFR or Adjusted Term SOFR in accordance herewith) or SOFR Credit Extension, as the context may require.

“Spread Adjustment” means, for any SOFR Credit Extension’s SOFR Interest Period, the applicable rate per annum set out below:

Length of SOFR Interest Period or other period	Spread Adjustment
1 month	0.11448%
3 months	0.26161%
6 months	0.42826%
12 months	0.71513%

“Term SOFR” means, for any calculation with respect to a SOFR Credit Extension, the Term SOFR Reference Rate for a tenor comparable to the applicable SOFR Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such SOFR Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published

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by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Transition Date” means June 30, 2023.

“U.S. Government Securities Business Day” means any day (other than a Saturday or Sunday) on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

Section 6.02
Rules of Construction. For the avoidance of doubt, (a) if and to the extent that the Existing Agreement or any other Existing Document does not, immediately prior to the effectiveness of this Amendment, include any provision or term that would be modified pursuant to any provision of Article I or Article II of this Exhibit, such provision of Article I or Article II of this Exhibit shall be disregarded to such extent and, for the avoidance of doubt, such Existing Agreement or other Existing Document shall not be deemed amended or otherwise modified pursuant to any such provision of Article I or Article II of this Exhibit and (b) the amendments contained in this Exhibit shall apply to LIBOR Referencing Credit Extensions and no other Credit Extensions available under the Existing Document. Any reference in this Amendment to the “Borrower” shall be deemed to refer to “the Borrowers”, “the applicable Borrower”, “each Borrower”, “such Borrower” or “any Borrower”, as applicable, if the “Borrower” identified above constitutes more than one person.
Section 6.03
Additional Conforming Changes. Notwithstanding anything contained herein to the contrary or in the Amended Documents, in connection with the use or administration of Term SOFR or Adjusted Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Existing Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to any Existing Document or Amended Documents. The Administrative Agent will notify the Borrower and the Lenders of the effectiveness of any Conforming Changes.

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